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                                                                     EXHIBIT 5.1

                           [LETTERHEAD OF LOEB & LOEB]


Direct Dial: 310-282-2350
e-mail: dficksman@loeb.com


                                  May 10, 2002

US Dataworks, Inc.
5301 Hollister Road, Suite 250
Houston, Texas 77040-6100


Ladies and Gentlemen:


         We have acted as counsel to US Dataworks, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 and any amendment thereto (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Stockholders") of up to 30,000,000 shares of common stock (the "Common Stock"). The 30,000,000 shares offered include (i) up to 5,000,000 shares underlying the 9-3/4% Convertible Debenture dated March 29, 2002, issued to La Jolla Cove Investors, Inc. in the principal amount of $300,000.


         In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling Stockholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

         The opinions we express herein are limited to matters involving the federal laws of the United States and California law.

         We consent to the use of this letter as an Exhibit to the Registration Statement.


                                   Loeb & Loeb LLP



                                   David L. Ficksman
                                   a Partner of the Firm
                                   10100 Santa Monica Blvd.
                                   Suite 2200
                                   Los Angeles, CA 90067